August 6, 1998



Cognex Corporation
One Vision Drive
Natick, MA  01760

Ladies and Gentlemen:

         We are general counsel to Cognex Corporation, a Massachusetts corporation (the "Company"), and as such counsel we are familiar with the corporate proceedings taken in connection with the adoption of the Company's 1998 Stock Incentive Plan and 1997 Stock Option Plan for Non-Employee Directors (collectively the "Plans"). We are also familiar with the registration statement on Form S-8 to which a copy of this opinion will be attached as an exhibit.

         As such counsel, we have examined the corporate records of the Company, including the Restated Articles of Organization, By-laws, stock records, minutes of meetings of its Board of Directors and stockholders and such other documents as we have deemed necessary as a basis for the opinions herein expressed.

         Based  upon  the   foregoing,   and   having   regard  for  such  legal
considerations as we deem relevant, we are of the opinion that:

         1. The Company is duly organized and validly existing under the laws of the Commonwealth of Massachusetts;

         2. The Company has authorized the issuance of 120,000,000 shares of common stock having a par value of $.002 per share and 400,000 shares of preferred stock having a par value of $.01 per share.

         3. The shares of common stock issuable pursuant to the Plans, when sold in accordance with the terms thereof, will be legally issued, fully paid and non-assessable.


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         We hereby  consent to the  filing of this  opinion as an exhibit to the
Registration Statement on Form S-8 and to the reference to us under the caption "Interests of Named Experts and Counsel" in the Registration Statement.


                                                Very truly yours,

                                                /s/Hutchins, Wheeler & Dittmar

                                                HUTCHINS, WHEELER & DITTMAR
                                                A Professional Corporation

AJM/LXD/332069-1